Exhibit 99.1

Sarcos Technology and Robotics Corporation Announces Third Quarter 2021 Financial Results

Closed the business combination with Rotor Acquisition Corp. September 24, 2021, and listed on The Nasdaq Global Market on September 27, 2021

Ended the third quarter 2021 with $239 million in unrestricted cash and cash equivalents

Substantial progress on Guardian® XO® and Guardian® XTTM “Beta” unit development with no “showstoppers” on the horizon

SALT LAKE CITY — November 9, 2021 — Sarcos Technology and Robotics Corporation (“Sarcos”) (NASDAQ: STRC and STRCW), a leader in the development of highly dexterous robotic systems that augment humans to enhance productivity and safety, today announced financial results for the quarter ended September 30, 2021.

Recent highlights include:

•
STRC commenced trading on The Nasdaq Global Market on September 27, 2021
•
Substantial progress on development of first Guardian® XO® full-body, battery-powered, industrial exoskeleton and Guardian® XTTM robotic avatar “Beta” units
•
Significant uptick in prospective customer interest as skilled labor shortage grows
•
Announced a collaboration with T-Mobile to integrate 5G technology into the Guardian XT
•
Announced a collaboration with T-Mobile to integrate 5G technology into the Guardian XTU.S. Navy increased contract award for development of the Guardian DX robotic system

“We are delighted to share our first financial results as a public company,” said Ben Wolff, chairman and CEO, Sarcos. “Our merger with Rotor Acquisition Corp. has given us the liquidity we needed to further develop our unique, award-winning technology, and we believe it will be sufficient to bring our Guardian XO industrial exoskeleton and Guardian XT industrial robotic avatar systems to market. Like thousands of other companies across the country, we have experienced challenges with our supply chain and recruitment efforts as a result of the pandemic and other global trends. However, development of our products continues to progress and we still anticipate having our first commercial units ready to commence initial commercial production at the end of 2022,” said Wolff.

Third quarter 2021 financial results

Total revenue was $1.1 million in the third quarter of 2021, compared to $1.5 million during the third quarter of the previous year driven by the timing of product development contract revenue. As Sarcos develops its products and narrows its focus to accepting only those development contracts that are fully aligned with its product commercialization efforts, the company anticipates that development revenue may continue to be lower on a year-over-year basis during 2022.

Total operating expenses in the third quarter were $41.6 million, an increase from $8.4 million for Sarcos Corp. in the same quarter of 2020, mainly as a result of an increase in stock-based compensation expense and expenses arising from the business combination transaction with Rotor Acquisition Corp.

Net loss was $37.0 million, compared to a net loss of $6.9 million for Sarcos Corp. in the third quarter of the prior year primarily due to the expenses associated with the business combination.

Excluding certain items, non-GAAP net loss was $8.8 million or ($0.08) per diluted share. Reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Sarcos ended the third quarter with $239 million in unrestricted cash and cash equivalents on its balance sheet. Sarcos also had $2 million of restricted cash in escrow to cover repayment of its PPP loan in the event the loan is not forgiven.

Development outlook

In line with the guidance Sarcos gave at its Investor Day in August, the Company continues to expect the first Beta version of its Guardian XT robotic system to be built by the end of 2021, with extensive internal testing of the units during the first half of 2022. Sarcos expects to provide the Beta units to partners and customers for customer pilots in mid-2022. This timing is expected to allow Sarcos to commence initial product of the Guardian XT robotic system at the end of 2022.

The Guardian XO industrial exoskeleton has been impacted more severely by supply chain challenges and an XO Beta unit is now expected to be fully assembled in the first quarter of 2022. However, testing at subsystem and link levels of the Guardian XO Beta unit is well under way and key milestones are being achieved as expected. One notable milestone is the implementation of controls algorithms that enable the unit to balance on its own, a key development essential to addressing some of the safety aspects of the Guardian XO exoskeleton. Notwithstanding the near-term supply chain and staffing challenges, the team remains focused on commencing initial production of the Guardian XO exoskeleton by the end of 2022.

Webcast

Sarcos will hold a conference call to discuss the third quarter 2021 financial results, along with management’s business outlook, at 8:00 a.m. ET on Tuesday, November 9, 2021. Interested investors can access the webcast at investor.sarcos.com under the events section. A replay of the call will also be available at investor.sarcos.com for one month after the call.

For more information on Sarcos, its leadership team, and its award-winning product portfolio, please visit www.sarcos.com.

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About Sarcos Technology and Robotics Corporation

Sarcos Technology and Robotics Corporation (NASDAQ: STRC and STRCW) is a leader in industrial robotic systems that augment human performance by combining human intelligence, instinct, and judgment with the strength, endurance, and precision of machines to enhance employee safety and productivity. Leveraging more than 30 years of research and development, Sarcos’ mobile robotic systems, including the Guardian® S, Guardian® GT, Guardian® XO®, and Guardian® XT™, are designed to revolutionize the future of work wherever physically demanding work is done. Sarcos is based in Salt Lake City, Utah. For more information, please visit www.sarcos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Sarcos’ product roadmap, including the expected timing of commercialization or new product releases, customer interest in Sarcos’ products, Sarcos’ plans to expand its product availability and Sarcos’ use of capital, including Sarcos’ ability to accomplish the initiatives outlined above. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Sarcos’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Sarcos is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Sarcos has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”). In addition to factors previously disclosed in Sarcos’ reports filed with the SEC and those identified in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: Sarcos’ ability to execute on its business strategy, address staffing shortages and supply chain disruptions, launch its products within expected timelines, develop new products and services and enhance existing products and services; ability to respond rapidly to emerging technology trends; ability to compete effectively, recruit and retain qualified personnel and manage growth and costs; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed from time to time with the SEC. The documents filed by Sarcos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share data)

	As of
	September 30, 2021	December 31, 2020
	(Unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$239,148	$33,664
Restricted cash, current	108	—
Accounts receivable	777	1,051
Unbilled receivable	56	219
Inventories	1,314	707
Prepaid expenses and other current assets	1,450	693
Total current assets	242,853	36,334
Restricted cash, net of current	1,932	—
Property and equipment, net	5,236	1,425
Other non-current assets	426	292
Total assets	$250,447	$38,051
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,933	$972
Accrued liabilities	2,689	1,255
Notes payable, current	108	1,328
Total current liabilities	4,730	3,555
Notes payable, net of current	1,892	1,066
Warrant liabilities	5,265	—
Deferred rent long term	1,819	—
Other non-current liabilities	300	526
Total liabilities	14,006	5,147
Commitments and contingencies (Note 11)
Stockholders' equity:
Common stock, $0.0001 par value, 990,000,000 and 133,312,415 shares authorized as of September 30, 2021 and December 31, 2020; 137,589,275 and 104,039,354 shares issued and outstanding as of September 30, 2021, and December 31, 2020, respectively	13	10
Additional paid-in capital	347,857	96,880
Accumulated deficit	(111,429)	(63,983)
Total Sarcos Technology and Robotics Corporation stockholders’ equity	236,441	32,907
Noncontrolling interests	—	(3)
Total stockholders' equity	236,441	32,904
Total liabilities and stockholders' equity	$250,447	$38,051

See Sarcos 10-Q filing dated November 9, 2021, for accompanying notes to the condensed consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue, net	$1,129	$1,505	$4,071	$5,387
Operating expenses:
Cost of revenue	929	1,044	2,807	3,537
Research and development	4,529	4,606	11,398	11,249
General and administrative	33,864	2,017	39,099	5,716
Sales and marketing	2,295	732	4,114	2,023
Total operating expenses	41,617	8,399	57,418	22,525
Loss from operations	(40,488)	(6,894)	(53,347)	(17,138)
Interest (expense) income, net	(7)	—	(30)	58
Gain on warrant liability	3,510	—	3,510	—
Gain on forgiveness of notes payable	—	—	2,394	—
Other income, net	—	1	28	31
Loss before provision for income taxes	(36,985)	(6,893)	(47,445)	(17,049)
Provision for income taxes	—	—	1	—
Net loss and comprehensive loss	(36,985)	(6,893)	(47,446)	(17,049)
Net loss attributable to common stockholders	$(36,985)	$(6,893)	$(47,446)	$(17,049)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.35)	$(0.07)	$(0.45)	$(0.17)
Weighted-average shares used in computing net loss per share attributable to common stockholders
Basic and diluted	106,614,893	103,506,165	104,922,111	98,862,683

See Sarcos 10-Q filing dated November 9, 2021, for accompanying notes to the condensed consolidated financial statements.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2021	2020

Cash flows from operating activities:
Net loss	$(47,446)	$(17,049)
Adjustments to reconcile net loss to net cash provided by operating activities:

Share-based compensation	30,758	2,104
Depreciation and amortization	326	345
Change in fair value of warrant liability	(3,510)	—
Gain on forgiveness of notes payable	(2,394)	—
Changes in operating assets and liabilities
Accounts receivable	274	384
Unbilled receivable	163	673
Inventories	(607)	164
Other non-current assets	(134)	(192)
Prepaid expenses and other current assets	(331)	(86)
Accounts payable	930	(171)
Accrued liabilities	315	461
Unearned revenue	—	297
Deferred rent	831	—
Other non-current liabilities	(83)	629

Net cash used in operating activities	(20,908)	(12,441)

Cash flows from investing activities:
Purchases of property and equipment	(3,039)	(804)

Net cash used in investing activities	(3,039)	(804)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock	—	39,867
Proceeds from notes payable	2,000	2,394
Proceeds from exercise of stock options	20	107
Purchase of non-controlling interest	(200)	—
Payment of obligations under capital leases	(3)	(2)
Proceeds from PIPE	220,000	—
Proceeds from Merger	25,359	—
Payments for transaction costs	(15,705)	—

Net cash provided by financing activities	231,471	42,366

Net increase in cash, cash equivalents, and restricted cash	207,524	29,121

Cash, cash equivalents, and restricted cash at beginning of period	33,664	9,195

Cash, cash equivalents, and restricted cash at end of period	$241,188	$38,316
Supplemental disclosure of cash flow information:
Cash paid for interest	$1	$1
Cash paid for income taxes	$2	$—
Supplemental disclosure of non-cash investing activities:
Issuance of common stock warrants	$—	$1,220
Purchases of property and equipment included in accounts payable at period-end	$232	$5
Purchase of property and equipment under capital leases	$—	$386
Vesting of founder shares subject to repurchase	$—	$75
Leasehold improvements paid by lessor	$988	$—
Unpaid transaction costs	$669	$—
Assumption of warrant liabilities	$8,774	$—

Sarcos 10-Q filing dated November 9, 2021, for accompanying notes to the condensed consolidated financial statements.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this release Non-GAAP net loss and Non-GAAP net loss per share, each of which are non-GAAP financial measures. Non-GAAP net loss and Non-GAAP net loss per share are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

We define Non-GAAP net loss as our GAAP measured Net loss excluding the impact from stock-based compensation expense, gain on forgiveness of notes payable, gain or loss on change in fair value of derivative instruments and warrant liabilities, and one-time expenses related to our business combination. We define Non-GAAP net loss per share as non-GAAP net loss divided by weighted average outstanding shares.

The most directly comparable GAAP measure to Non-GAAP net loss is net loss. The most directly comparable GAAP measure to Non-GAAP net loss per share is net loss per share. We believe excluding the impact of these items in calculating Non-GAAP net loss can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this release, Non-GAAP net loss and Non-GAAP net loss per share because they are each a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe Non-GAAP net loss helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe Non-GAAP net loss provides useful information to investors, analysts and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.

Non-GAAP net loss and Non-GAAP net loss per share are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Non-GAAP net loss rather than net loss, and Non-GAAP net loss per share rather than net loss per share, which are in each case the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of Non-GAAP net loss may differ from the expenses and other items, if any, that other companies may exclude from Non-GAAP net loss when they report their operating results, limiting the usefulness of Non-GAAP net loss and Non-GAAP net loss per share for comparative purposes.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of Non-GAAP net loss and Non-GAAP net loss per share as tools for comparison.

The following table reconciles Non-GAAP net loss to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands, except share and per share data):

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2021	2020	2021	2020
Net loss	$(36,985)	$(6,893)	$(47,446)	$(17,049)
Non-GAAP adjustments:
Stock-based compensation expense(1)	30,367	$717	30,758	$2,104
Gain on forgiveness of notes payable	—	—	(2,394)	—
Change in fair value of warrant liability	(3,510)	—	(3,510)	—
Expenses related to Business Combination(2)	1,322	—	1,794	—
Non-GAAP net loss	$(8,806)	$(6,176)	$(20,798)	$(14,945)
Non-GAAP net loss per share attributable to common stockholder
Basic and diluted	$(0.08)	$(0.06)	$(0.20)	$(0.15)
Weighted-average shares used in computing non-GAAP net loss per share attributable to common stockholders
Basic and diluted	106,614,893	103,506,165	104,922,111	98,862,683

1.
Stock-based compensation associated with equity compensation plans, and for 2020, repurchase options related to Old Sarcos Class B common stock included in Part I, Item 1. “Financial Statements.”
2.
Expenses related to the Business Combination. These costs are included within General and administrative expenses within the Condensed Consolidated Statements of Operations and Comprehensive Loss.

Investor Contact:

Ben Mimmack

Head of Investor Relations

(801) 419-0438

pr@sarcos.com

ir@sarcos.com